SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ___)

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IXIA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IXIA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 10, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Ixia, a California corporation (the “Company”), will be held Wednesday, May 10, 2006, at 9:00 a.m., local time, at the Renaissance Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301, for the following purposes, each as more fully described in the attached Proxy Statement:
     1. To elect six directors to serve for the ensuing year. The names of the nominees intended to be presented for election are: Jean-Claude Asscher, Massoud Entekhabi, Jonathan Fram, Errol Ginsberg, Gail Hamilton and Jon F. Rager.
     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.
     3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
     Only record holders of Common Stock at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.
     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.
By Order of the Board of Directors

Ronald W. Buckly
Corporate Secretary
Calabasas, California
April 6, 2006
PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMMON STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

IXIA
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The enclosed proxy is solicited by and on behalf of the Board of Directors of Ixia (“Ixia” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Wednesday, May 10, 2006, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). The Annual Meeting will be held at the Renaissance Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301.
     These proxy solicitation materials are first being mailed on or about April 10, 2006 to all shareholders entitled to vote at the Annual Meeting.
     Only shareholders of record at the close of business on March 20, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 66,777,652 shares of the Company’s Common Stock were issued and outstanding.
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Voting and Solicitation
     Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled (one vote per share of Common Stock), or distribute such votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than six candidates. However, no shareholder may cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice, at the Annual Meeting prior to the voting, of such shareholder’s intention to cumulate votes. The six candidates receiving the highest number of votes will be elected. On all other matters, each share of Common Stock has one vote. Except as otherwise required by law or the Company’s Articles of Incorporation, the affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively must also constitute at least a majority of the required quorum) is required for the approval of such other matters.

     Abstentions are included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Shares represented by “broker non-votes” (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the brokers or nominees are not empowered to vote on a particular proposal) will also be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be treated as shares present or represented and entitled to vote with respect to that matter (even though such shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters).
     The cost of this solicitation will be borne by the Company. The Company has retained the services of Georgeson Shareholder to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $1,500 plus out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company’s directors, officers and regular employees, without additional compensation.
Deadline for Receipt of Shareholder Proposals
     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company’s annual meeting of shareholders to be held in 2007 (the “2007 Annual Meeting”) must be received by the Company no later than December 7, 2006 to be included in the proxy materials relating to that annual meeting. Proposals of shareholders which are not intended to be included in the proxy materials relating to the 2007 Annual Meeting but which are intended to be presented at the meeting must be received by the Company prior to February 9, 2007 in accordance with the deadline established in the Company’s Bylaws; provided, however, that if the date of the 2007 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2006 Annual Meeting, the Company must receive written notice of such matters not later than the close of business on the 10th day following the day on which notice of the date of the 2007 Annual Meeting is mailed to shareholders or otherwise publicly disclosed. In addition and unless the Company receives written notice of such matters on or before the foregoing deadline established in accordance with the Company’s Bylaws, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the Company’s proxy materials but which are raised at the 2007 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company via certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for May 10, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
     A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s six nominees named below, all of whom are currently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Each nominee listed below is an incumbent director whose nomination to serve as a director was recommended by the Nominating and Corporate Governance Committee of the Company’s Board of Directors and approved by the Board. Each nominee has consented to stand for election, and it is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and such time as his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.
     The names of the nominees and certain information about them are set forth below:

Name	Age	Position(s) with the Company	Director Since
Jean-Claude Asscher	77	Chairman of the Board	1997
Errol Ginsberg	50	Director, President and Chief Executive Officer	1997
Massoud Entekhabi	51	Director	2003
Jonathan Fram	49	Director	2005
Gail Hamilton	56	Director	2005
Jon F. Rager	66	Director	1997
     Mr. Asscher has been a director of the Company since May 1997 and Chairman of the Board since June 1997. He has been the principal shareholder of Techniques & Produits, S.A. (formerly Tekelec-Airtronic, S.A.), a French electronics company, since he founded that company in 1961, and he served as its President until 2003. Mr. Asscher currently serves as a director and is a shareholder of Airtek S.A., a Belgium holding company that acquired Martec S.A., a French electronics systems manufacturer, from Techniques & Produits, S.A. in 2003 and that is presently the principal shareholder of Temex S.A., a Europe-based electronic components manufacturer. Mr. Asscher also serves as a director and Chairman of the Board of Tekelec and on the boards of directors of several privately held technology companies.
     Mr. Ginsberg has served as the Company’s Chief Executive Officer since September 2000, as a director since May 1997 and as the Company’s President since June 1997.
     Mr. Entekhabi became a director of the Company in April 2003. Since January 2004, Mr. Entekhabi has served as Managing Director of Zenith Equity Partners, a private equity firm. From July 2000 until December 2003, Mr. Entekhabi served as Managing Director of TL Ventures, a venture capital firm. From 1973 until July 2000, Mr. Entekhabi was employed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (and its predecessor, Coopers & Lybrand LLP), where he was a partner from 1987 until July 2000.
     Mr. Fram has been a director of the Company since July 2005. Since March 2006, Mr. Fram has served as Managing Partner of Maveron III LLC, a venture capital firm. From July 2005 until March 2006, Mr. Fram served as an Entrepreneur in Residence at Doll Capital Management, a venture capital firm. Mr. Fram served as Chief Executive Officer of Envivio, a provider of MPEG-4 broadcast and streaming solutions, from October 2001 until December 2003, and as Chief Executive Officer of eVoice, an online voicemail and unified messaging provider, from July 2001 until August 2001. Mr. Fram also serves as a member of the Board of Directors of Marchex, Inc.
     Ms. Hamilton has been a director of the Company since July 2005. From March 2000 until January 2005, Ms. Hamilton held various positions at Symantec Corporation, a provider of information security products. She served as Executive Vice President and General Manager, Global Services and Support from January 2004 until January 2005, Executive Vice President, Product Delivery and Response from April 2001 until December 2003, and Senior Vice President, Enterprise Solutions Division from March 2000 until April 2001. Ms. Hamilton also serves as a member of the Board of Directors of Washington Group International, Inc.
     Mr. Rager has been a director of the Company since May 1997 and served as the Company’s Chief Financial Officer from June 1997 to March 2000. Since 1975, Mr. Rager has been a practicing accountant with, and President of, RBDM Rager Meyer Accountancy Corporation (and its predecessors). Mr. Rager also serves as a member of the Board of Directors of Tekelec.
     There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company.
Information Regarding the Board of Directors and its Committees
     The Company’s Bylaws require that the Company’s Board of Directors consist of four to seven directors. The number of directors is currently fixed at six. Directors are elected annually and serve until their successors are duly elected and qualified or until their earlier resignation, removal or death.
     The Board of Directors held a total of nine meetings during 2005 and acted five times by unanimous written consent. During 2005, each director of the Company, other than Mr. Asscher, attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served. Jonathan Fram and Gail Hamilton each began serving as a director of the Company commencing in July 2005.
     The Board has affirmatively determined that each of Messrs. Asscher, Entekhabi, Fram and Rager and Ms. Hamilton is independent as defined under the criteria established by The Nasdaq Stock Market for independent directors.

     The Company strongly encourages members of its Board of Directors to attend the Company’s annual meetings of shareholders. All members of the Board of Directors at the time of the Company’s 2005 Annual Meeting attended the meeting.
     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
     Audit Committee. During 2005, the Audit Committee was comprised of Messrs. Asscher, Entekhabi and Rager (Chairman) until July 2005 and of Messrs. Entekhabi and Rager (Chairman) and Ms. Hamilton thereafter. The Audit Committee held 14 meetings during 2005.
     The Board has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of The Nasdaq Stock Market and meets the additional independence requirements for audit committee members under the Nasdaq rules and the rules of the Securities and Exchange Commission. The Board has also determined that each member of the Audit Committee meets the financial literacy requirements of the Nasdaq listing standards, and that each of Messrs. Rager and Entekhabi qualifies as an audit committee financial expert within the meaning of applicable regulations of the Securities and Exchange Commission.
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including overseeing (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accounting firm, (iii) the performance of the Company’s independent registered public accounting firm, (iv) the integrity of the Company’s systems of internal accounting and financial controls and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee has sole authority for selecting, evaluating and, when appropriate, replacing the Company’s independent registered public accounting firm and meets privately, outside the presence of management, with the independent registered public accounting firm to discuss the Company’s internal accounting control policies and procedures. The Committee also reviews and approves in advance the services provided and fees charged by the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to a written charter approved by the Board, a copy of which was attached as Appendix A to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.
     Compensation Committee. During 2005, the Compensation Committee was comprised of Messrs. Asscher, Entekhabi (Chairman) and Rager until July 2005 and of Messrs. Entekhabi (Chairman), Fram and Rager thereafter. The Compensation Committee met 15 times during 2005 and acted three times by unanimous written consent.
     The Board has determined that each member of the Compensation Committee is independent as defined in the applicable listing standards of The Nasdaq Stock Market.
     The Compensation Committee is responsible for overseeing and advising the Board with respect to the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans other than the Company’s Amended and Restated Non-Employee Director Stock Option Plan. The

Compensation Committee approves the Company’s employee bonus plans and also determines the compensation paid to the Company’s executive officers, including the Company’s President and Chief Executive Officer, and recommends to the Board the compensation paid to non-employee directors for Board and committee service. The Compensation Committee is also responsible for administering the Company’s Amended and Restated 1997 Equity Incentive Plan, including determining the persons to whom equity options are granted and the terms of such options. The Compensation Committee operates pursuant to a written charter approved by the Board, a copy of which was attached as Appendix B to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.
     Nominating and Corporate Governance Committee. During 2005, the Nominating and Corporate Governance Committee was comprised of Messrs. Asscher and Entekhabi (Chairman) until July 2005 and of Messrs. Entekhabi (Chairman) and Fram and Ms. Hamilton thereafter. The Nominating and Corporate Governance Committee held one meeting during 2005 and acted twice by unanimous written consent. The Nominating and Corporate Governance Committee also from time to time met informally to review Board and committee composition and related matters.
     The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market.
     The Nominating and Corporate Governance Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company and as members of committees of the Board; advising the Board with respect to Board composition, procedures, committees and related matters; developing and recommending to the Board, and advising the Board with respect to, Corporate Governance Guidelines applicable to the Company; and overseeing the review and evaluation of the Board’s performance. The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants but did not retain any such advisors or consultants during 2005. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which was attached as Appendix C to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.
     The Nominating and Corporate Governance Committee recommends to the Board the slate of directors to be elected at the annual meeting of the Company’s shareholders. In connection with annual meetings and the election of directors generally, the Nominating and Corporate Governance Committee considers candidates for director nominees recommended by directors, officers and shareholders of the Company. The Committee may also retain recruiting professionals to identify and evaluate director candidates. There are no stated minimum criteria for director nominees and the Committee discusses the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In evaluating director candidates, the Committee considers factors that are in the best interests of the Company and its shareholders, including, among others, the knowledge, experience, integrity and judgment of possible candidates for nomination as directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; and each candidate’s ability to devote sufficient time and effort to his or her duties as a director of the Company.

     The Nominating and Corporate Governance Committee makes a preliminary assessment of each proposed nominee based upon the candidate’s background and qualifications, an indication of the individual’s willingness to serve and other information. This information is evaluated against the criteria described above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews which may be used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominees to recommend to the Board to submit for election at the next annual meeting or at such other times as the Company is considering the election of directors. The Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
     Shareholders wishing to recommend a director candidate may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Ixia, 26601 West Agoura Road, Calabasas, California 91302: (i) name of the candidate and a summary of the candidate’s background and qualifications; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the recommending shareholder’s current status as a shareholder and the number of shares of Ixia Common Stock currently held by the recommending shareholder.
     The Nominating and Corporate Governance Committee did not receive any director nominations from any shareholder requesting that the Committee consider a candidate for inclusion in the slate of nominees in the Company’s Proxy Statement for the 2006 Annual Meeting. Any shareholder desiring to present a nomination for consideration by the Nominating and Corporate Governance Committee prior to the Company’s 2007 Annual Meeting must do so prior to December 7, 2006 in order to allow adequate time for the Committee to properly consider the nominee.
Compensation of Directors
     The Company pays to each non-employee director a quarterly retainer of $7,500 (except the Chairman of the Board who is paid $10,500), to each member of the Audit Committee a quarterly retainer of $3,000 (except the Chairman of the Audit Committee who is paid $5,500), to each member of the Compensation Committee a quarterly retainer of $3,000 (except the Chairman of the Compensation Committee who is paid $4,250) and to each member of the Nominating and Corporate Governance Committee a quarterly retainer of $1,250 (except the Chairman of the Nominating and Corporate Governance Committee who is paid $2,500). The total amount of cash compensation paid to all non-employee directors for 2005 was $236,500.
     The Company also reimburses all directors for reasonable expenses incurred in connection with attending Board and Committee meetings.
     Directors who are not employees of the Company are not eligible to participate in the Company’s Amended and Restated 1997 Equity Incentive Plan or the Company’s Employee Stock Purchase Plan but are eligible to participate in the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director appointed or elected to the Company’s Board of Directors is automatically granted, effective as of the date of his or her initial appointment or election to the Board, options to purchase a number of shares of the Company’s Common Stock equal to the sum of (i) 25,000, plus (ii) either 10,000, if such individual is initially elected as a non-employee director at an annual meeting of the Company’s shareholders, or a pro rata portion of 10,000 if such individual is initially elected or appointed as a non-employee director on a date other than the date of an annual meeting of the Company’s shareholders. Under the Director Plan, each non-employee director is also automatically granted an option to purchase 10,000 shares upon his or her re-election to the Board. The exercise price of options granted under the Director Plan is 100% of the closing sales price of the Company’s Common Stock on the date of grant. Options granted to non-employee directors upon their initial election or appointment to the Board vest and become exercisable in eight equal quarterly installments, while options granted upon re-election vest and become exercisable in four equal quarterly installments. In each case, installments vest on the last day of the calendar quarter in which the grant is made and on the last day of each calendar quarter thereafter, as long as an optionee continues to serve as a non-employee director. Each vested installment remains exercisable for a period of four years after vesting.
     In accordance with the terms of the Director Plan, each of Messrs. Asscher, Entekhabi and Rager was granted an option to purchase 10,000 shares of the Company’s Common Stock upon his re-election as a director at the Company’s 2005 Annual Meeting of Shareholders. The options have an exercise price equal to $17.85 per share. In accordance with the terms of the Director Plan, each of Mr. Fram and Ms. Hamilton was granted an option to purchase 34,166 shares of the Company’s Common Stock upon his or her initial election as a director of the Company on July 1, 2005. The options have an exercise price equal to $18.11 per share. Upon their re-election to the Board at the 2006 Annual Meeting, each of Messrs. Asscher, Entekhabi, Fram and Rager and Ms. Hamilton would automatically be granted options to purchase 10,000 shares of the Company’s Common Stock in accordance with the terms of the Director Plan.
Shareholder Communications with the Board of Directors
     The Board of Directors has implemented a process by which the Company’s shareholders may send written communications to the Board’s attention. Any shareholder wishing to communicate with the Board, any of its Committees or one or more of its individual directors, may do so by sending a letter addressed to the Ixia Board of Directors, the particular Committee or the individual director(s), c/o Corporate Secretary, Ixia, 26601 West Agoura Road, Calabasas, California 91302. The Board has instructed the Corporate Secretary to promptly forward each communication so received directly to the full Board, the Committee or the individual Board members specifically addressed in the communication.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.
     The Audit Committee is comprised solely of directors who are independent as defined under current Nasdaq rules and who also meet the financial literacy requirements of the Nasdaq rules. The Audit Committee operates pursuant to a charter, a copy of which was attached as Appendix A to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.
     The Audit Committee is responsible for overseeing management’s financial reporting practices and internal controls. Management of the Company has the primary responsibility for the Company’s financial statements and the financial reporting process, including internal controls, and is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the preparation and integrity of the Company’s financial statements and its financial reporting and control processes and procedures, including its system of internal control over financial reporting and its disclosure controls and procedures. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, PricewaterhouseCoopers LLP is responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.
     In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with the Company’s management and with PricewaterhouseCoopers LLP. The Audit Committee discussed with the Company’s management and with PricewaterhouseCoopers LLP their judgments as to both the quality and the acceptability of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of the disclosures in the financial statements. During 2005, the Audit Committee also monitored the progress and results of the testing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 of the Company’s internal control over financial reporting.
     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the Company’s consolidated financial statements. The Committee has also discussed with PricewaterhouseCoopers LLP such matters as are required to be discussed by PricewaterhouseCoopers LLP with the Audit Committee under the standards of the Public Company Accounting Oversight Board. The Committee has also received the written disclosures and correspondence from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence from the Company.
     Management and PricewaterhouseCoopers LLP have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices, than the Audit Committee does. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and by the Company’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in conformity with generally accepted accounting principles, or that the Company’s registered public accounting firm is in fact “independent.”
     Based upon the reviews and discussions described in this Report of the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee described above and in the Committee’s charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission. The Audit Committee has also approved, subject to ratification by the Company’s shareholders, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006.
AUDIT COMMITTEE

Jon F. Rager, Chairman
Massoud Entekhabi
Gail Hamilton*
* Ms. Hamilton became a member of the Audit Committee in July 2005

COMMON STOCK OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table shows information regarding beneficial ownership of the Company’s Common Stock as of March 1, 2006, by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table on page 14, and (iv) all of the Company’s current directors and executive officers as a group:

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Compagnie Fiduciaire Trustees Limited, as trustee of the Capital Group Trust(2) P.O. Box 801 Victoria Chambers 1-3 Esplanade St. Helier, Jersey JE4 0SZ Channel Islands	23,967,000		36.0%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	7,037,480	(3)	10.6
Errol Ginsberg c/o Ixia 26601 W. Agoura Road Calabasas, California 91302	4,915,201	(4)	7.4
David Anderson	572,609	(5)	*
Jon F. Rager	475,000	(6)	*
Thomas B. Miller	382,849	(7)	*
Robert W. Bass	175,640	(8)	*
Massoud Entekhabi	59,500	(9)	*
Jean-Claude Asscher	35,000	(10)	*
Alan Amrod	30,938	(11)	*
Jonathan Fram	12,812	(12)	*
Gail Hamilton	12,812	(13)	*
Executive officers and directors as a group (11 persons)	6,726,040	(14)	9.9

*	Less than one percent.
(footnotes continue on next page)

(1)	Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	The record owner of these shares is Technology Capital Group S.A., an investment company organized under the laws of Luxembourg (“TCG”). Compagnie Fiduciaire Trustees Limited, as trustee of the Capital Group Trust, is the principal beneficial owner of TCG.

(3)	Based on a Schedule 13G dated February 14, 2006 filed on behalf of FMR Corp. (“FMR”) and Edward C. Johnson 3d (“Johnson”) wherein Johnson and FMR reported sole voting and dispositive power with respect to such shares. Johnson reported that he is the Chairman of FMR, and that members of his family own shares representing 49% of the voting power of FMR.

(4)	Includes 4,708,951 shares held by the Errol Ginsberg and Annette R. Michelson Family Trust, of which Mr. Ginsberg and Annette R. Michelson are trustees and as to which shares they share voting and investment power. Ms. Michelson is the wife of Mr. Ginsberg. Also includes 206,250 shares subject to options held by Mr. Ginsberg which are exercisable or become exercisable within 60 days after March 1, 2006.

(5)	Includes 570,750 shares subject to options held by Mr. Anderson which are exercisable or become exercisable within 60 days after March 1, 2006.

(6)	Includes 440,000 shares held by the Rager Family Trust, of which Mr. Rager and his wife are trustees and as to which shares they share voting and investment power. Also includes 35,000 shares subject to options held by Mr. Rager which are exercisable or become exercisable within 60 days after March 1, 2006.

(7)	Includes 374,633 shares subject to options held by Mr. Miller which are exercisable or become exercisable within 60 days after March 1, 2006.

(8)	Includes 174,791 shares subject to options and warrants held by Mr. Bass which are exercisable or become exercisable within 60 days after March 1, 2006.

(9)	Includes, 1,500 shares held by Mr. Entekhabi as custodian for his minor child under the California Uniform Transfers to Minors Act and as to which shares Mr. Entekhabi has sole voting and investment power. Also includes 55,000 shares subject to options held by Mr. Entekhabi which are exercisable or become exercisable within 60 days after March 1, 2006.

(10)	Represents 35,000 shares subject to options held by Mr. Asscher which are exercisable or become exercisable within 60 days after March 1, 2006.

(11)	Represents 30,938 shares subject to options held by Mr. Amrod which are exercisable or become exercisable within 60 days after March 1, 2006.

(12)	Represents 12,812 shares subject to options held by Mr. Fram which are exercisable or become exercisable within 60 days after March 1, 2006.

(13)	Represents 12,812 shares subject to options held by Ms. Hamilton which are exercisable or become exercisable within 60 days after March 1, 2006.

(14)	Includes 1,561,486 shares subject to options and warrants held by current officers and directors as a group which are exercisable or become exercisable within 60 days after March 1, 2006.

EXECUTIVE OFFICERS
     The executive officers of the Company and certain information about them is set forth below:

Name	Age	Position(s)
Errol Ginsberg	50	President, Chief Executive Officer and Director
Alan Amrod	47	Vice President, Marketing
David Anderson	50	Senior Vice President, Worldwide Sales and Business Development Operations
Robert W. Bass	60	Executive Vice President, Operations
Cliff Hannel	44	Vice President, Acquisitions and Strategy
Thomas B. Miller	50	Chief Financial Officer
     Officers are appointed by and serve at the discretion of the Board of Directors. For information concerning Mr. Ginsberg, see “Election of Directors — Nominees” above.
     Mr. Amrod joined the Company as Vice President, Marketing in August 2003. From June 2000 to August 2003, Mr. Amrod served as Vice President of Marketing for the Enterprise Division of Alcatel, a provider of communications solutions to telecommunications carriers, Internet service providers and enterprises.
     Mr. Anderson joined the Company as Vice President, Business Development in August 2001. He assumed his present position as Senior Vice President, Worldwide Sales and Business Development Operations in October 2001. From January 1999 until June 2001, Mr. Anderson served as a general partner of Forrester Banwell, a consulting firm which provides business development services to technology companies.
     Mr. Bass joined the Company as Executive Vice President, Operations in March 2003. From August 2000 until March 2003, he served as a director of the Company. From March 2001 until June 2002, Mr. Bass served as General Manager, Mobile Communications Division, of Intel. From December 1991 until March 2001, Mr. Bass was employed by Xircom, Inc., a provider of mobile information access solutions, where he most recently served as Vice President, Worldwide Operations from January 1997 until March 2001.
     Mr. Hannel joined the Company as Senior Director of Engineering in May 2000 and became Vice President, Engineering in February 2001. He was appointed Vice President, Business Development in August 2004 and assumed his present position as Vice President, Acquisitions and Strategy in March 2005.
     Mr. Miller has served as Chief Financial Officer of the Company since March 2000. From March 1997 to October 1999, Mr. Miller was employed by CoCensys, a biotechnology research and development company where he served as Director of Finance and Controller.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
     The following table sets forth certain information for the three years ended December 31, 2005 concerning compensation paid or accrued by the Company or its subsidiaries to or on behalf of the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers serving at December 31, 2005:

						Long-Term
						Compensation
		Annual Compensation				Awards
						Securities
Name and						Underlying	All Other
Principal Position(s)	Year	Salary(1)		Bonus(2)		Options	Compensation(3)
Errol Ginsberg	2005	$346,507		$348,645		50,000	$2,500
Chief Executive Officer and	2004	332,551		398,690		250,000	2,500
President	2003	314,226		255,651		0	2,500

David Anderson	2005	505,067	(4)	0	(4)	30,000	2,500
Senior Vice President,	2004	538,443	(4)	0	(4)	15,000	2,145
Worldwide Sales and Business	2003	486,142	(4)	0	(4)	0	0
Development Operations

Robert W. Bass	2005	225,742		110,500		25,000	2,500
Executive Vice President,	2004	216,663		130,199		50,000	2,500
Operations	2003	153,857	(5)	68,000		350,000	2,500

Thomas B. Miller	2005	224,702		109,600		27,000	2,500
Chief Financial Officer	2004	215,658		130,035		50,000	2,500
	2003	204,749		93,000		16,000	2,500

Alan Amrod	2005	221,541		110,000		25,000	0
Vice President, Marketing	2004	211,633		134,250		15,000	0
	2003	77,697	(6)	33,000		200,000	0

(1)	Includes amounts, if any, deferred at the election of the named executive officer under the Company’s 401(k) Plan.

(2)	Bonuses for 2003 were paid as discretionary bonuses. Bonuses for 2004 and 2005 were paid under the Company’s 2004 Employee Bonus Plan and 2005 Employee Bonus Plan, respectively.

(3)	The amounts shown in this column represent Company matching contributions allocated under the Company’s 401(k) Plan to the accounts of the named executive officers who elected to participate in the 401(k) Plan.

(4)	Amounts shown for Mr. Anderson for 2005, 2004 and 2003 include sales commissions of $257,912, $279,927 and $220,751, respectively. These commissions were paid in lieu of any participation in the Company’s bonus plans or any discretionary bonuses.

(5)	Mr. Bass commenced his employment with the Company in March 2003.

(6)	Mr. Amrod commenced his employment with the Company in August 2003.

Option Grants in 2005
     The following table sets forth certain information concerning stock option grants in 2005 to the executive officers named in the Summary Compensation Table who were granted stock options during 2005:

	Individual Grants(1)
	Number of		% of Total				Potential Realizable Value
	Securities		Options				at Assumed Annual Rates
	Underlying		Granted to	Exercise			of Stock Price Appreciation
	Options		Employees	Price	Expiration		for Option Term(4)
Name	Granted		in 2005(2)	($/Share)(3)	Date		5%	10%
Errol Ginsberg	50,000	(5)	1.6%	$13.98	09/30/2013	(6)	$244,359	$560,207
Thomas B. Miller	27,000	(5)	0.9	13.98	09/30/2013	(6)	131,954	302,512
Robert W. Bass	25,000	(5)	0.8	13.98	09/30/2013	(6)	122,180	280,103
David Anderson	30,000	(5)	1.0	13.98	09/30/2013	(6)	146,615	336,124
Alan Amrod	25,000	(5)	0.8	13.98	09/30/2013	(6)	122,180	280,103

(1)	The options in this table were granted under the Company’s Amended and Restated 1997 Equity Incentive Plan.

(2)	In 2005, the Company granted options to employees to purchase an aggregate of 3,067,250 shares.

(3)	The exercise price per share of such options was equal to 100% of the closing sales price of the Company’s Common Stock on the date of grant as reported on The Nasdaq Stock Market.

(4)	Assumes a per share fair market value on the date of grant equal to the closing sales price of the Company’s Common Stock as reported on The Nasdaq Stock Market on the date of grant. The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Company’s stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s stock. The actual amount the executive officer may realize will depend on the extent to which the stock price exceeds the exercise price of the option on the date on which the shares are sold.

(5)	Options vest and become exercisable in 16 equal quarterly installments over four years, provided the optionee continues to serve as an employee of the Company.

(6)	Options are exercisable as to each installment of vested shares for a period of four years following the vesting date, subject to earlier termination under certain circumstances relating to termination of employment. The last vested installment, if vested, would expire on this date.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005
     The following table sets forth certain information concerning stock option exercises during 2005 and unexercised options held as of December 31, 2005 by the executive officers named in the Summary Compensation Table:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		in-the-Money Options at
	Acquired	Value	Options at 12/31/2005		12/31/2005(2)
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Errol Ginsberg	0	0	46,875	253,125	$219,344	$1,060,406
David Anderson	75,000	$907,200	558,375	65,625	1,762,168	399,398
Robert W. Bass	125,000	1,695,611	97,188	157,812	854,444	1,245,156
Thomas B. Miller	47,000	787,317	369,946	59,312	4,889,847	155,806
Alan Amrod	74,687	1,289,808	15,938	119,375	101,769	709,226

(1)	Represents the difference between the closing sales price of the Company’s Common Stock on the date of exercise as reported on The Nasdaq Stock Market and the exercise price of such options.

(2)	Based on the difference between the closing sales price of the Company’s Common Stock on December 30, 2005 as reported on The Nasdaq Stock Market (i.e., $14.80 per share) and the exercise price of such options.
Employment Agreements and Termination of Employment and Change-in-Control Arrangements
     Under the Company’s officer severance plan (the “Severance Plan”), all of the Company’s current executive officers are entitled to receive severance benefits following the termination of their employment if the termination is non-temporary, involuntary and without cause. In addition, if the Company experiences a “change in control,” as that term is defined by the Severance Plan, an eligible officer will receive benefits under the Severance Plan if the officer terminates his or her employment either for any reason within one year following the change in control or for “good reason,” as that term is defined by the Severance Plan, within two years following the change in control. Good reason includes the assignment to the officer of duties significantly inconsistent with his or her prior position or a reduction in his or her compensation or benefits.

     Each eligible officer’s severance pay equals the product of:
•	his or her highest annual compensation (i.e., base salary plus bonus); and

•	a percentage determined in accordance with the following table:

	Highest Office Held at or Prior to Termination
		Senior Vice President/	Chief Financial Officer/	Chief Executive
Length of Employment	Vice President	Executive Vice President	Chief Operating Officer	Officer/President
Less than One Year	50%	55%	60%	65%
Between One and Three Years	75%	80%	85%	100%
Between Three and Five Years	100%	105%	110%	200%
More than Five Years	125%	130%	140%	300%
     Based on these factors, the amounts that would be payable under the Severance Plan to the executive officers named in the Summary Compensation Table on page 14 if their employment were terminated as of March 20, 2006 under circumstances entitling them to severance benefits under the Severance Plan would be as follows: Mr. Ginsberg — $2,186,070, Mr. Anderson — $556,423, Mr. Bass — $362,469, Mr. Miller — $481,649 and Mr. Amrod — $266,850. Severance benefits also include the continuation, at the Company’s expense, of health care insurance for a period of 18 months following termination of employment. In the event that an officer’s severance benefits upon termination will exceed three times the officer’s base compensation for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, the benefits will automatically be reduced by the minimum amount necessary to ensure that the benefits do not exceed the amount determined pursuant to Section 280G.

Equity Compensation Plan Information
     The Company currently maintains compensation plans that provide for the issuance of Common Stock to officers, employees and directors of the Company and its subsidiaries. These plans consist of the Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”), the Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) and the Employee Stock Purchase Plan, all of which were approved by the Company’s shareholders, and certain nonstatutory stock options and warrants granted to directors of the Company, which options and warrants were not approved by the shareholders. The following table sets forth information regarding outstanding options, warrants and shares reserved for future issuance under the foregoing plans as of December 31, 2005:

			Number of Shares
	Number of Shares		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options	Outstanding Options	Plans (excluding shares
	and Warrants	and Warrants	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders
1997 Plan	10,297,353	$10.55	4,783,317
Director Plan	168,332	14.42	226,668
Employee Stock Purchase Plan	—	—	329,724

Total	10,465,685	$10.61	5,339,709
Equity compensation plans not approved by shareholders
Warrants(1)	50,000	$7.00	0
Options(2)	25,000	5.72	0

Total	75,000	$6.57	0
Total Equity Compensation Plans	10,540,685	$10.58	5,339,709

(1)	Consists of warrants issued to a former director of the Company who is currently one of the Company’s executive officers. The warrants were granted prior to the Company’s initial public offering at an exercise price per share equal to the fair market value of the Company’s Common Stock on the grant date, as determined by the Board of Directors. The warrants are fully vested and expire in April 2007.

(2)	Consists of options issued to a director of the Company in connection with his initial election to the Board of Directors. The options were granted at an exercise price per share equal to the closing sales price of the Company’s Common Stock on the date of grant. The options vest in eight equal quarterly installments commencing June 30, 2003 and expire in April 2010.
Compensation Committee Interlocks and Insider Participation
     During 2005, the Compensation Committee was comprised of Messrs. Asscher, Entekhabi (Chairman) and Rager until July 2005 and of Messrs. Entekhabi (Chairman), Fram and Rager thereafter. Each such individual is a non-employee director of the Company. None of the members of the Compensation Committee is or was a current or former officer or an employee of the

Company or its subsidiaries, except that Mr. Rager held the title of Chief Financial Officer of the Company from June 1997 to March 2000.
COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee’s Report on Executive Compensation and the Performance Graph on page 23 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     The Company’s executive compensation program consists of both cash-based and stock-based compensation. During 2005, the Compensation Committee of the Board of Directors was responsible for determining and administering the compensation program for the Company’s executive officers. The Committee determined the 2005 annual base salaries of the Company’s executive officers and approved the Company’s 2005 employee bonus plan under which bonuses for 2005 were paid to the Company’s executive officers. The Compensation Committee is also responsible for administering the Company’s Amended and Restated 1997 Equity Incentive Plan pursuant to which stock options were granted to the Company’s employees, including the Company’s executive officers, during 2005.
     The principal objectives of the Company’s executive compensation program are to attract, motivate and retain qualified, experienced individuals to serve as officers of the Company and to provide incentives to attain the financial and strategic objectives of the Company. The Company’s executive compensation program consists of three basic components — base salaries, cash bonuses and stock options.
     In determining annual base salaries and in approving the employee bonus plan for 2005, the Committee considered base salary and bonus information for comparable companies, and for the data communications, telecommunications and electronics industries in general, that was available from compensation surveys and various other sources. The Committee also took into account each officer’s position, responsibilities, experience, contributions and individual performance and considered the Company’s financial results and condition as well as the Company’s growth in revenues and earnings. Due to the highly competitive nature of the data communications, telecommunications and electronics industries, the Committee believes that compensation packages above the competitive median may be necessary and appropriate to attract and retain qualified executive officers. Taking the foregoing factors into consideration, the Committee increased annual base salaries of the Company’s executive officers for 2005 by percentages ranging from 0% to 5.5% over their annual base salaries for 2004.
     The Committee believes that a significant portion of each officer’s annual compensation should be related to the Company’s financial performance. Accordingly, under the terms of the Company’s 2005 employee bonus plan approved by the Committee, each employee of the Company, including executive officers, was eligible to receive quarterly cash bonuses equal to a percentage of his or her quarterly earnings if the Company achieved certain pre-established quarterly financial performance goals. Quarterly bonuses under the 2005 employee bonus plan would only be paid if the Company’s quarterly operating income met or exceeded a minimum operating income goal set forth in the bonus plan. In addition, the Committee had the discretion to award discretionary bonuses under the bonus plan. In accordance with the terms of the bonus plan, the Company paid bonuses for 2005 in an aggregate amount of $423,100 to its executive officers (other than Mr. Ginsberg and other than Mr. Anderson who received sales commission in lieu of participation in the bonus plan). The bonuses paid to executive officers (other than Mr. Ginsberg) ranged from $93,000 to $110,500 and were equal to percentages ranging from 42.6% to 49.7% of an individual officer’s annual base salary.
     During 2005, the Compensation Committee was also responsible for administering the Company’s Amended and Restated 1997 Equity Incentive Plan. The Compensation Committee views the grant of stock options as a valuable incentive to attract and retain key employees and to motivate them to maximize shareholder value. The Compensation Committee reviews and considers recommendations by the Company’s Chief Executive Officer with regard to the grant of stock options to executive officers (other than the Chief Executive Officer) and other key employees whose contributions and skills are important to the long-term success of the Company.
     Each officer typically receives a stock option grant upon first joining the Company and thereafter is eligible periodically to receive additional stock options. In determining the size and other terms of an option grant to an executive officer, the Compensation Committee considers a number of factors, including the officer’s position and responsibilities, promotions, individual performance, salary, previous stock option grants (if any) and length of service to the Company. The exercise price of options is not less than the market price of the Company’s Common Stock on the date of grant. New hire stock options generally vest as to 25% of the shares covered thereby on the one-year anniversary of the date of grant and as to the remaining 75% of the shares in 12 equal quarterly installments thereafter, as long as the optionee remains an employee of the Company. Annual performance stock option grants typically vest in 16 equal quarterly installments over four years, as long as the optionee remains an employee of the Company. New hire and performance stock option grants therefore encourage an optionee to remain an employee of the Company. Options granted to executive officers (other than Mr. Ginsberg) during 2005 provided that vested installments of options would remain exercisable for a period of four years following the vesting date subject to earlier termination under certain circumstances relating to termination of employment.
     In 2005, options to purchase an aggregate of 107,000 shares of Common Stock were granted to all executive officers (not including Mr. Ginsberg) as a group and represented 3.4% of all options granted to employees in 2005. All such options were granted as annual performance grants. Information concerning options granted during 2005 to the executive officers named in the Summary Compensation Table on page 14 is provided in the table entitled “Executive Compensation and Other Information — Option Grants in 2005” on page 15.
     The Committee was also responsible for determining the annual compensation of Mr. Ginsberg for 2005 and, in making that determination, the Committee took into consideration the same factors that it considered in determining the compensation of the Company’s other executive officers. The Committee increased Mr. Ginsberg’s annual base salary for 2005 to $346,500 which represented an increase of $16,500, or 5.0%, over his base salary for 2004. Under the terms of the 2005 employee bonus plan, Mr. Ginsberg was eligible to receive quarterly cash bonuses equal to a percentage of his quarterly earnings if the Company met or exceeded the minimum quarterly operating income goals set forth in the bonus plan. Under the terms of the bonus plan, Mr. Ginsberg received bonuses for 2005 in the aggregate amount of $348,645. The bonuses paid to Mr. Ginsberg for 2005 were equal to 100.6% of his annual base salary.
     During 2005, Mr. Ginsberg was granted options to purchase a total of 50,000 shares under the Company’s Amended and Restated 1997 Equity Incentive Plan. The options granted to Mr. Ginsberg in 2005 represented 1.6% of all options granted to employees in 2005. The options granted to Mr. Ginsberg in 2005 vest in 16 equal quarterly installments as long as Mr. Ginsberg remains an employee of the Company, and each vested installment remains exercisable for a period of four years following the vesting date, subject to earlier termination under certain circumstances relating to termination of employment. Although Mr. Ginsberg is a member of the Company’s Board of Directors, he did not participate in any discussions or decisions of the Compensation Committee regarding the setting of his salary or the award of any bonus or stock options to him.
     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a publicly held corporation such as the Company will generally not be allowed a federal income tax deduction for otherwise deductible compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation paid to a particular officer is not performance-based and exceeds $1 million in any fiscal year. Qualifying performance-based compensation (including compensation attributable to the exercise of stock options) will not be subject to the deductibility limitation if certain conditions are met. The Company’s general policy is to preserve the federal income tax deductibility of compensation paid to its executive officers. Accordingly, the Company has generally taken appropriate actions, to the extent reasonable, to preserve the deductibility of the compensation paid to its executive officers. There may be limited circumstances, however, where an executive officer’s compensation may exceed the amount that is deductible.
COMPENSATION COMMITTEE

Massoud Entekhabi, Chairman
Jonathan Fram*
Jon F. Rager
* Mr. Fram became a member of the Compensation Committee in July 2005

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the SEC. These persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.
     Based solely on the Company’s review of the copies of such forms furnished to it and on written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were completed on a timely basis during 2005.

PERFORMANCE GRAPH
     The following graph compares the cumulative total return on the Company’s Common Stock with the cumulative total return of the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Manufacturers Index for the period commencing December 31, 2000. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
Comparison of Cumulative Total Return*
among Ixia, the Total Return Index for The Nasdaq Stock Market
(U.S. Companies) and the Nasdaq Computer Manufacturers Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Ixia	$100	$56	$16	$51	$73	$65
The Nasdaq Stock Market (U.S.)	100	80	56	84	92	94
Nasdaq Computer Mfrs.	100	54	36	59	62	59

*	Assumes (i) $100 invested on December 31, 2000 in Ixia Common Stock, the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Manufacturers Index and (ii) immediate reinvestment of all dividends.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for the year ending December 31, 2006, and recommends that shareholders vote for the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Fees Paid to PricewaterhouseCoopers LLP
     The following table sets forth the fees paid or accrued by the Company for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and December 31, 2004:

Fee Category	2005	2004
Audit Fees	$638,493	$451,267
Audit-Related Fees	0	98,746
Tax Fees	204,689	202,010
All Other fees	1,125	1,500

Total fees	$844,307	$753,523

     Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q and the audit of the Company’s internal control over financial reporting. Such fees also include fees for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
     Audit-Related Fees for 2004 consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and the audit of the Company’s internal control over financial reporting, but that are not reported under “Audit Fees.” These fees in 2004 were primarily for consulting services concerning the Company’s internal control over financial reporting in anticipation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and for accounting consultations and services relating to the Company’s acquisitions of businesses and technologies.
     Tax Fees consist of fees for professional services for state, federal and international tax compliance, tax advice and tax planning. In 2005, these fees included $100,504 for tax audit services, $54,000 for state, federal and international tax compliance services, $38,935 for assistance with foreign income tax and tax withholding matters and $11,250 for tax advice and planning services. In 2004, these fees consisted of $95,880 for tax recovery and consulting services, $57,750 for state, federal and international tax compliance services, $32,275 for tax audit services and $16,105 for tax advice and planning services.
     All Other Fees consisted of fees for services other than the services reported above. In each of 2005 and 2004, these fees consisted of fees for accounting literature.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve services to be performed by the Company’s independent registered public accounting firm. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approvals and regarding the fees for the services performed to date.
     The Audit Committee of the Company’s Board of Directors periodically reviews the audit and non-audit services performed by PricewaterhouseCoopers LLP, and the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to the Company is compatible with maintaining the independence of PricewaterhouseCoopers LLP.
OTHER MATTERS
     The Company currently knows of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors

Ronald W. Buckly
Corporate Secretary
Calabasas, California
April 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IXIA
2006 Annual Meeting of Shareholders
The undersigned shareholder of Ixia, a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 6, 2006, and Annual Report to Shareholders for the year ended December 31, 2005, and hereby appoints Errol Ginsberg and Thomas B. Miller, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 10, 2006, at 9:00 a.m., local time, at the Renaissance Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse:
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
DO NOT FOLD, STAPLE OR MUTILATE

▼ DETACH PROXY CARD HERE ▼

1. ELECTION OF DIRECTORS
	☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	EXCEPTIONS

Names of Nominees: Jean-Claude Asscher, Massoud Entekhabi, Jonathan Fram, Errol Ginsberg, Gail Hamilton, Jon F. Rager
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)

EXCEPTIONS:

2.	Appointment of Independent Registered Public Accounting Firm: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, as described in the Proxy Statement.					3.	Other Business: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

							Dated:	,	2006

							Signature

							Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)